UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2010

Furmanite Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2435 N. Central Expressway, Richardson, Texas		75080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-699-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of Furmanite Corporation (the "Company") held on May 28, 2010, the following proposals were submitted to stockholders with the following final results:

1. The election of four (4) directors (named below) nominated by the Company’s Board of Directors to serve until its Annual Meeting of Stockholders in 2011 or until their respective successors have been duly elected and qualified.

Charles R. Cox 21,747,581 votes for; 2,507,819 votes withheld; 7,993,404 broker non-votes received

Sangwoo Ahn 18,428,052 votes for; 5,827,348 votes withheld; 7,993,404 broker non-votes received

Kevin R. Jost 22,994,610 votes for; 1,260,790 votes withheld; 7,993,404 broker non-votes received

Hans Kessler 21,446,784 votes for; 2,808,616 votes withheld; 7,993,404 broker non-votes received

2. The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

31,448,134 votes for
782,230 votes against
18,440 votes abstain
no broker non-votes

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

May 28, 2010	By:	Robert S. Muff

Name: Robert S. Muff
Title: Principal Financial Officer